UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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DivX, Inc.

(Name of Registrant as Specified In Its Charter)

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DivX, Inc.
4780 Eastgate Mall
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of DivX, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 4, 2007 at 10:00 a.m. local time at the Institute of the Americas, University of California, San Diego Campus, 10111 North Torrey Pines Road, La Jolla, CA 92037 for the following purposes:

1. To elect two Class I directors to hold office until the 2010 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

David J. Richter
Secretary

San Diego, California
April 30, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2007
PROPOSAL 1 Election Of Directors
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 Ratification Of Selection Of Independent Auditors
Section 16(a) Beneficial Ownership Reporting Compliance
COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Transactions With Related Persons
Householding of Proxy Materials
Other Matters

DivX, Inc.
4780 Eastgate Mall
San Diego, California 92121

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of DivX, Inc. (sometimes referred to as the “Company” or “DivX”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2007 will be entitled to vote at the annual meeting. On this record date, there were 33,879,078 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2007 your shares were registered directly in your name with DivX’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two Class I directors; and

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of Ernst & Young LLP as independent auditors of the Company. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to DivX’s Secretary at 4780 Eastgate Mall, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2007 to DivX’s Secretary at 4780 Eastgate Mall, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by March 6, 2008 but no earlier than February 4, 2008. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may view the Company’s Bylaws by visiting the SEC’s Internet website at www.sec.gov.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

•	For the election of directors, the two Class I nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as independent auditors of the Company, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 33,879,078 shares outstanding and entitled to vote. Thus, the holders of 16,939,540 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1

Election Of Directors

DivX’s Board of Directors presently has six members and is divided into three classes, designated Class I, Class II and Class III. Each class consists of two directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The term of office of the two Class I directors expires in 2007. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2010 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the annual meeting. Four of DivX’s directors attended the 2006 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by DivX’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2010 Annual Meeting

R.	Jordan Greenhall

R. Jordan Greenhall, age 35, is a co-founder of DivX and has served as the Company’s CEO and Chairman of the Board of Directors since August 2000. Mr. Greenhall is responsible for DivX’s corporate strategy and overall strategic direction. From January 1999 to June 1999, Mr. Greenhall was Vice President at MP3.com, a digital media company, where he was responsible for developing and implementing the company’s business and content development model. From July 1999 to January 2000, Mr. Greenhall served as a Strategic Consultant with INTERVU, a premier streaming media services provider. Mr. Greenhall received a J.D., magna cum laude, from Harvard Law School and a B.A., summa cum laude, from Texas A&M University.

Christopher McGurk

Christopher McGurk, age 50, has been a member of the Company’s Board of Directors since January 2006. Since November 2006, Mr. McGurk has served as the Chief Executive Officer for Overture Films, a motion picture studio. From April 2006 to November 2006, Mr. McGurk served as Senior Advisor, New Ventures with IDT Entertainment, an entertainment company. From 1999 to 2005, Mr. McGurk served as Vice Chairman and Chief Operating Officer of Metro-Goldwyn-Mayer, an entertainment company. Mr. McGurk’s previous experience includes key management positions at Universal Pictures and Walt Disney Studios, each an entertainment company, Pepsico, a beverage company, and PriceWaterhouseCoopers, an accounting and consulting firm. Mr. McGurk serves on the boards of directors of DIC Entertainment Holdings, a digital media company, and BRE Properties, a real estate investment trust. Mr. McGurk received an M.B.A. from the University of Chicago and a B.S. in Accounting from Syracuse University.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2008 Annual Meeting

Frank Creer

Frank Creer, age 43, has been a member of the Company’s Board of Directors since August 2000. Mr. Creer is a founder and Managing Director of Zone Ventures, an early stage venture capital fund founded in 1998. Mr. Creer was also a partner and founder of Wasatch Venture Fund, an early stage venture capital fund founded in 1994. He also worked for Bonneville Pacific Corp., a developer of co-generation power projects, where he developed both financial and economic feasibility studies for proposed power projects. In addition to DivX, Mr. Creer currently serves on the boards of directors of Akimbo Systems, a video content licensing company, eStyle, an online maternity and clothing retailer and Zkey, a software company. He also serves on the board of directors of the Lassonde New Business Development Center at the University of Utah. He received a B.A. in Finance from the University of Utah in 1991.

Jérôme J-P. Vashisht-Rota

Jérôme J-P. Vashisht-Rota, age 33, is a co-founder of DivX and has been a member of the Company’s Board of Directors since August 2006. Since March 2007 Mr. Vashisht-Rota has served as the Company’s VP of Media Experience. From November 2005 to March 2007, Mr. Vashisht-Rota served as the Company’s Director of Community Initiatives. From January 2005 to November 2005, Mr. Vashisht-Rota served as the Company’s Product Strategist. From February 2004 to January 2005, Mr. Vashisht-Rota served as the Company’s Product Manager. From March 2002 to February 2004, Mr. Vashisht-Rota served as the Company’s Codec Team Leader. From September 2001 to March 2002, Mr. Vashisht-Rota served as the Company’s DivX Guru and Digital Video Specialist. Mr. Vashisht-Rota received a Bachelor of Arts in Entertainment Arts, Picture, Cinema and Audio-Visual from the Paul-Valery University, Montpellier and an Associate Degree in Electric Engineering and Industrial Computing from the University Institute of Technology, Montpellier.

Directors Continuing in Office Until the 2009 Annual Meeting

Fred Gerson

Fred Gerson, age 56, has been a member of the Company’s Board of Directors since March 2005. Since July 2001, Mr. Gerson has been employed by the San Diego Padres, a major league baseball club, first as Senior Vice President & Chief Financial Officer and since April 2003 as Executive Vice President & Chief Financial Officer. Mr. Gerson was the interim Chief Financial Officer of Peregrine Systems, a provider of enterprise software, from May 2002 through July 2002, while maintaining his responsibilities with the Padres. His prior history includes CFO positions at Maxis, Marimba, Peter Norton Computing, each a software company, and the coin-operated games division of Atari, a gaming company. Mr. Gerson is a director of Burlington Assurance Exchange Society, Major League Baseball’s captive insurance entity. Mr. Gerson received an M.B.A. from New York University and a B.A. in Economics from Brooklyn College.

Jerry Murdock

Jerry Murdock, age 48, has been a member of the Company’s Board of Directors since October 2005. Since 2005, Mr. Murdock has served as a co-founder and managing director of Insight Venture Partners, a venture capital firm. Mr. Murdock currently serves on the boards of directors of Quest Software and CallWave, each a software company, and DriveCam, a driver risk management company. Prior to co-founding Insight Venture Partners in 1995, Mr. Murdock served as a director of Aspen Technology Group, a consulting firm that he founded. From 1980 to 1981, he worked at the Georgetown Center for Strategic & International Studies, a strategic insight and policy solutions organization. Mr. Murdock received a B.A. in Political Science from San Diego State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence Of The Board Of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Creer, Gerson, McGurk and Murdock. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Greenhall, the Company’s Chief Executive Officer and Mr. Vashisht-Rota, the Company’s VP of Media Experience, are not independent directors by virtue of their employment with the Company.

Meetings of the Board of Directors

The Board of Directors met 17 times during fiscal year 2006. Each Board member attended 70% or more of the aggregate meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2006 for each of the Board committees:

Nominating and
Corporate
Name	Audit		Compensation		Governance

R. Jordan Greenhall
Frank Creer	X		X	*
Fred Gerson	X	*			X
Christopher McGurk	X				X	*
Jerry Murdock			X
Jérôme J-P. Vashisht-Rota
Total meetings in fiscal year 2006	7		2		0

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in November 2005 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent auditors and management;

•	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls; and

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters.

The Audit Committee is composed of three directors: Messrs. Creer, Gerson and McGurk. The Audit Committee met seven times during the 2006 fiscal year. The Board of Directors has adopted a written charter of the Audit Committee that is available to stockholders on the Company’s website at http://investors.divx.com/documents.cfm.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Gerson qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with the Company’s management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent auditors the independent auditors’ independence.Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Frank Creer
Fred Gerson
Christopher McGurk

This Report is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

The Compensation Committee was established by the Board in November 2005, and is composed of two directors: Messrs. Creer and Murdock. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met two times during fiscal year 2006. The Board of Directors has adopted a written charter of the Compensation Committee that is available to stockholders on the Company’s website at http://investors.divx.com/documents.cfm.

The functions of the Compensation Committee include, among other things:

•	determining the compensation and other terms of employment of the Company’s executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to the Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	evaluating and recommending to the Board of Directors the equity incentive plans, compensation plans and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•	establishing policies with respect to equity compensation arrangements; and

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for the Company’s executive officers.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

The Compensation Committee meets on a regular basis to review and approve executive compensation and to determine compensation policies. The agenda for each meeting is usually developed by the Company’s Chief Financial Officer in consultation with the Compensation Committee. The Compensation Committee also meets regularly in executive session. However, various members of management and other employees may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in its evaluation of chief executive officer, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate.

During the past fiscal year, the Compensation Committee subscribed to two services, Radford Surveys + Consulting and Culpepper and Associates, Inc., which provide information regarding executive cash compensation practices. These services provide data regarding executive cash compensation broken out by company size (revenue), industry type and geography. The Compensation Committee used these services to assist in evaluating the efficacy of the Company’s existing compensation strategy and practices and in refining the Company’s compensation strategy.

Typically the Compensation Committee makes adjustments to annual compensation, prepares the Company’s annual Executive Cash Bonus Plan and recommends of the performance levels and bonus awards thereunder at one or more meetings held during the first quarter of the year. However, the Compensation Committee also regularly considers matters related to compensation for existing executives and new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy and potential modifications to that strategy, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analyses of executive and director compensation paid at other companies identified by third party services.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company’s Board or the Compensation Committee. Prior to establishing the Compensation Committee, the full Board made decisions relating to compensation of the Company’s executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Frank Creer
Jerry Murdock

This Report is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established by the Board in July 2006 and did not meet during fiscal year 2006. The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Gerson and McGurk. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Board of Directors has adopted a written charter of the Nominating and Corporate Governance Committee that is available to stockholders on the Company’s website at http://investors.divx.com/documents.cfm.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•	developing and maintaining a current list of the functional needs and qualifications of members of the Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on the Board is appropriate;

•	interviewing, evaluating, nominating and recommending individuals for membership on the Board;

•	evaluating nominations by stockholders of candidates for election to the Board;

•	developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	recommending to the Board the establishment of such special committees as may be desirable or necessary from time to time to address ethical, legal, business or other matters that may arise.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications With The Board Of Directors

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Company’s Board of Directors or an individual director may send a written communication to the Board or such director c/o DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121, Attn: Secretary. Each communication must set forth the name and address of the DivX stockholder on whose behalf the communication is sent and the number of DivX shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by DivX’s Secretary to determine whether it is appropriate for presentation to the Board or the particular director to which it is addressed. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). Communications determined by the Secretary to be appropriate for presentation to the Board or a particular director will be submitted to the Board or such director on a periodic basis. All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters will generally be forwarded to the compliance officer designated by the Audit Committee to receive and review such communications.

Code Of Ethics

The Company has adopted the DivX, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://investors.divx.com/documents.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

Ratification Of Selection Of Independent Auditors

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

In connection with the audit of the 2006 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to the Company by its independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2006 and December 31, 2005.

	Fiscal Year Ended
	2006	2005
	(In thousands)

Audit Fees(1)	$1,331	$104
Audit-related Fees	$—	$—
Tax Fees(2)	$48	$48
All Other Fees	$—	$—
Total Fees	$1,379	$152

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for services associated with SEC registration statements and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Except as otherwise noted below, the address for each person or entity listed in the table is c/o DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total

Zone Venture Fund and its affiliates(2)	7,010,565	20.7%
241 S. Figueroa Street, Suite 340
Los Angeles, CA 90012
WI Harper Group and its affiliates(3)	2,956,124	8.6%
50 California Street, Suite 2920
San Francisco, CA 94111
Insight Holdings and its affiliates(4)	2,316,632	6.8%
680 Fifth Avenue, 8th Floor
New York, NY 10019
R. Jordan Greenhall(5)	2,852,838	8.4%
Frank Creer(6)	4,417,080	13.1%
Fred Gerson(7)	50,000	*
Christopher McGurk(8)	50,000	*
Jerry Murdock(9)	2,316,632	6.8%
Kevin Hell(10)	471,286	1.4%
David J. Richter(11)	206,562	*
Jérôme J-P. Vashisht-Rota(12)	327,175	1.0%
Chris Russell(13)	87,110	*
John A. Tanner(14)	288,476	*
All executive officers and directors as a group (11 persons)(15)	11,281,976	32.8%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 33,825,005 shares outstanding on March 31, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Includes shares held by Zone Venture Fund II, L.P., Zone Venture Fund II Annex, L.P., Draper Atlantic Management Company, LLC, Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P., Draper Atlantic Opportunity Fund, L.P., Draper Network Affiliate, LLC, DFJ Network Affiliate VII, LLC, the Timothy Draper Living Trust, The Draper 1999 Grandchildren’s Trust, JABE, LLC, Timothy Draper and Frank Creer. Zone Management Company, LLC is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P. Frank Creer, one of our directors, and Timothy Draper are managing directors of Zone Management Company, LLC and share voting and investment power with respect to the shares held by Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P. Draper Atlantic Management Company, LLC is the general partner of Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P. and Draper Atlantic Opportunity Fund, L.P. Timothy Draper, John Backus, Jim Lynch and Thanasis Delistathis are partners of Draper Atlantic Management Company, LLC and share voting and investment power with respect to the shares held by Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P. and Draper Atlantic Opportunity Fund, L.P. Timothy Draper, John Fisher and Steve Jurvetson are the managing members of Draper Network Affiliate, LLC and DFJ Network Affiliate VII, LLC and share voting and investment power with respect to the shares held by Draper Network Affiliate, LLC and DFJ Network Affiliate VII, LLC. Timothy Draper and Melissa Draper are co-trustees of the Timothy Draper Living Trust and share voting and investment power with respect to the shares held by the Timothy Draper Living Trust. Timothy Draper, Rebecca Draper and Polly Draper are co-trustees of The Draper 1999 Grandchildren’s Trust and share voting and investment power with respect to the shares held by The Draper 1999 Grandchildren’s Trust. Timothy Draper is a member of JABE, LLC and has voting and investment power with respect to the shares held by JABE, LLC. Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis, John Fisher, Steve Jurvetson, Melissa Draper, Rebecca Draper and Polly Draper disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in these entities.

(3)	Includes shares held by International Network Capital Global Fund, International Network Capital Global Investment Limited, International Network Capital Corp, International Network Capital LDC, Beijing Technology Development Fund, Springboard-Harper Technology Fund PTE Ltd., Springboard-Harper Investment (Cayman) Ltd., Springboard-Harper Technology Fund (Cayman) Ltd., WI Harper Group and Paul Chau. Paul Chau, a senior vice president of WI Harper Group, the manager of International Network Capital Global Fund, International Network Capital Global Investment Limited, International Network Capital Corp, International Network Capital LDC and Beijing Technology Development Fund and the co-manager of Springboard-Harper Technology Fund PTE Ltd., Springboard-Harper Investment (Cayman) Ltd. and Springboard-Harper Technology Fund (Cayman) Ltd., Peter Liu, the Chairman of WI Harper Group, Claude Legisle, David Zhang, Yung-Kuang Chu and Jaclyn Lo share voting and investment power with respect to the shares held by International Network Capital Global Fund, International Network Capital Global Investment Limited, International Network Capital Corp, International Network Capital LDC, and WI Harper Group. Mr. Chau, Mr. Liu, Colin Ching and Daniel Tseung share voting and investment power with respect to the shares held by Beijing Technology Development Fund. Mr. Chau, Mr. Liu, Chun Choy Tang, Dr. Cher Yew Ng, Kiat Wang Seow and Chow Boon Tan share voting and investment power with respect to the shares held by Springboard-Harper Technology Fund PTE Ltd., Springboard-Harper Investment (Cayman) Ltd. and Springboard-Harper Technology Fund (Cayman) Ltd. Each of Messrs. Chau, Liu, Legisle, Zhang, Chu, Ching, Tseung, Tang, Seow, Tan, Dr. Ng and Ms. Lo disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in these entities. Also includes 473,755 shares subject to warrants that will terminate in April 2009.

(4)	Includes shares held by Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P. and Insight Venture Partners V (Employee Co-Investors), L.P. Insight Venture Associates V, L.L.C. is the general partner of Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P. and Insight Venture Partners V (Employee Co-Investors), L.P. Insight Holdings Group, LLC, which is managed by its Board of Managers, is the managing member of Insight Venture Associates V, L.L.C. Jerry Murdock, one of our directors, and each of Jeffrey Horing, Deven Parekh, Peter Sobiloff and Scott Maxwell are members of the Insight Holdings Group, LLC Board of Managers and share voting and investment power with respect to the shares held by Insight Venture Partners V, L.P., Insight Venture Partners (Cayman) V, L.P. and Insight Venture Partners V (Employee Co-Investors), L.P. Each of Messrs. Murdock, Horing, Parekh, Sobiloff and Maxwell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(5)	Includes 2,805,338 shares of common stock, none of which are subject to repurchase as of June 30, 2007, including 2,335,896 shares held by the Albion Living Trust, dated February 15, 2005, as amended, of which Mr. Greenhall is a co-trustee, 234,721 shares held by The Pooh 2005 Grantor Retained Annuity Trust created U.T.A. dated February 15, 2005, of which Mr. Greenhall is the trustee and 234,721 shares held by The Piglet 2005 Grantor Retained Annuity Trust, created U.T.A. dated February 15, 2005, of which Jennifer Greenhall, Mr. Greenhall’s wife, is the trustee. Also includes options to purchase 37,500 shares of common stock, all of which will be vested and exercisable as of June 30, 2007. Also includes 5,000 shares held by Stephanie Christine Green, Mr. Greenhall’s sister-in-law, and 5,000 shares held by James Vinson, the husband of Ms. Green, each of whom currently resides with Mr. Greenhall.

(6)	Includes shares held by Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P. Zone Management Company, LLC is the general partner of Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P. Mr. Creer is a managing director of Zone Management Company, LLC and shares voting and investment power with respect to the shares held by Zone Venture Fund II, L.P. and Zone Venture Fund II Annex, L.P.

Mr. Creer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(7)	Includes 30,000 shares of common stock, of which 13,125 are subject to repurchase as of June 30, 2007 and options to purchase 20,000 shares of common stock, 14,167 of which will be unvested but exercisable as of June 30, 2007.

(8)	Includes options to purchase 50,000 shares of common stock, 32,292 of which will be unvested but exercisable as of June 30, 2007.

(9)	Includes the shares referred to in footnote (4) above. Mr. Murdock disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.

(10)	Includes 317,155 shares of common stock, none of which are subject to repurchase as of June 30, 2007, and options to purchase 154,131 shares of common stock, of which 19,377 will be unvested but exercisable as of June 30, 2007.

(11)	Includes 206,562 shares of common stock, of which 49,220 are subject to repurchase as of June 30, 2007.

(12)	Includes 302,175 shares of common stock held by The Vashisht Rota Living Trust, of which Mr. Vashisht-Rota and Aparna Vashisht-Rota, Mr. Vashisht-Rota’s wife, are co-trustees, of which 209 are subject to repurchase as of June 30, 2007, and options to purchase 25,000 shares of common stock, 15,105 of which will be unvested but exercisable as of June 30, 2007.

(13)	Includes 30,860 shares of common stock, of which 19,532 are subject to repurchase as of June 30, 2007, and options to purchase 56,250 shares of common stock, 51,563 of which will be unvested but exercisable as of June 30, 2007.

(14)	Includes 238,476 shares of common stock, of which 92,593 are subject to repurchase as of June 30, 2007, and options to purchase 50,000 shares of common stock, all of which will be vested and exercisable as of June 30, 2007. Mr. Tanner has informed the Company that he will resign as the Company’s Chief Financial Officer as of the end of May 2007.

(15)	Includes 10,709,289 shares of common stock, of which 174,679 are subject to repurchase as of June 30, 2007, and options to purchase 572,687 shares of common stock, 96,359 of which will be unvested but exercisable as of June 30, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

This compensation discussion describes the material elements of compensation paid to our chief executive officer, chief financial officer, and the other three most highly-compensated executive officers of the Company, collectively referred to as the named executive officers, or Executives.

Since its formation in November 2005, the Compensation Committee of the Board has overseen and administered our executive compensation program. The Compensation Committee is comprised solely of independent Board members.

Overview

We believe the Company’s performance is largely dependent on the efforts of talented and experienced executives. To attract, motivate and retain executives and to reward executives for value creation, the Company has adopted an executive compensation program, the principal elements of which are:

•	base salary;

•	annual cash incentives under the Company’s Executive Cash Bonus Plan;

•	long-term equity incentives in the form of stock options;

•	acceleration of stock option vesting for certain Executives upon a change in control of the Company; and

•	other benefits, such as life and health insurance benefits, an Employee Stock Purchase Plan and a qualified 401(k) savings plan.

The Company places particular emphasis on performance-based incentive compensation by tying a significant portion of each Executive’s cash compensation to the achievement of certain company-wide financial performance targets which the Board and the Compensation Committee believe are important to the Company and its stockholders. We also provide equity compensation to align the interest of the Executives with that of the Company’s stockholders.

Objectives of our Executive Compensation Program

Overall Objectives.  The objectives of our executive compensation program are:

•	attracting, motivating and retaining talented, energetic and experienced executives;

•	providing executives with both cash and equity incentives to align their interest with that of the Company and its stockholders;

•	fostering teamwork and shared commitment among executives by emphasizing Company goals as opposed to individual goals; and

•	providing executives with incentives to manage our business to meet long-range strategic goals.

In order to foster teamwork and shared commitment, the Compensation Committee has set base salaries that are roughly equivalent for all Executives. Like Executive base salaries, the Compensation Committee has structured annual incentive bonus awards under the Executive Cash Bonus Plan to foster teamwork and shared commitment over individual goals, and therefore all Executives generally receive the same annual incentive bonus awards when the plan goals are met. Further, the Board has granted stock options to Executives to provide the opportunity for long-term compensation that is designed to reward Executives for contributing to the Company’s long term stability and stock price.

Benchmarking.  We define our competitive market for executive talent to be software technology companies of similar size in Southern California. We take into consideration market information in setting base salary, bonus and total cash compensation for the Executives, as well as employee benefits. To assist the Compensation Committee, we subscribe to two services, Radford Surveys + Consulting and Culpepper and Associates, Inc., which provide information regarding executive cash compensation practices. These services provide data broken out by company size (revenue), industry type and geography. We also use third party data, including the Policies and Benefits Survey of the San Diego Employers Association, in determining competitive employee benefits packages. We have not engaged a compensation consultant to assist the Company in determining executive compensation packages.

Compensation Process.  Prior to our initial public offering, our Board approved the compensation of our named executive officers, including the terms of their employment agreements. Going forward, for each of our named executive officers, the Compensation Committee will review and approve all elements of compensation taking into consideration recommendations from our principal executive officer and principal financial officer (for compensation other than their own respective compensation), the Company’s overall performance, the strategic goals set by management and the Board, as well as competitive market guidance provided at the request of the Compensation Committee. The Company determines the cash-based element of compensation, including base salary and cash bonuses, in light of market pay levels among individuals in comparable positions within companies in the same peer group. The Company determines the equity-based element of compensation independently from cash compensation, based upon industry standards that are applied in light of each officer’s performance in deriving long-term value for the Company, his existing equity stake in the Company and the competitiveness of a proposed grant with respect to awards made to similarly situated executives employed by companies in the same peer group.

Base Salary

We review base salary compensation for our named executive officers on an annual basis. The individual contributions of each Executive, their position with the Company, seniority and/or comparable individual metrics are taken into account in determining the base salary of each Executive. We establish the base salary for our executive officers as a collective group in part based on consideration of median pay levels of the collective compensation of executive officers within our market. All of our executive officers earn roughly equivalent base salaries.

In December 2006, our chief executive officer received a 12.5% increase of his base salary, from $200,000 to $225,000. Each of our other Executives received an increase of their base salaries ranging from 33% to 67%. This increase was due to the Compensation Committee’s determination that, as a result of the Company’s transition to a public company, the base salary provided to our Executives was well below market. The base salary paid to our executives continues to be somewhat below market, which is consistent with our philosophy of providing a larger share of cash compensation in the form of non-guaranteed incentives tied to the achievement of Company-wide performance metrics.

Executive Cash Bonus Plan

We provide the opportunity for our Executives to earn quarterly and annual cash bonuses pursuant to our Executive Cash Bonus Plan. We provide this opportunity to attract and retain appropriately talented and energetic executives and to motivate executives to achieve the Company’s financial and business objectives. The Compensation Committee reviews our Executive Cash Bonus Plan annually to establish award opportunities for the next fiscal year, and makes recommendations to the Board for approval. In February 2006, the Board established the Company’s Executive Cash Bonus Plan for 2006. The 2006 Executive Cash Bonus Plan provided for the payment of cash bonuses to Executives upon the achievement of specific quarterly and annual revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) milestones by the Company referred to under the Plan as “Bronze,” “Silver,” “Gold” or “Platinum.” Revenue and EBITDA were selected as the two basic metrics for the Executive Cash Bonus Plan because the Board and the Compensation Committee believe that they are indicative of general business growth, and provide appropriate incentives to the Executives for increasing stockholder value. There are no minimum or guaranteed bonuses under the Executive Cash Bonus Plan, and no maximum caps provided that certain Executive Cash Bonus Plan target levels are exceeded. The Board generally attempts to establish escalating target levels and related bonus payments to reflect the increasing difficulty in Executives’ achievement of such targets.

In October 2006, the Board determined that the Company’s annual revenue was likely to be higher than previously anticipated and amended the Executive Cash Bonus Plan to increase the revenue milestones required to be achieved by the Company at each of the various levels under the 2006 Executive Cash Bonus Plan. At the time of the amendment, Executives were paid the bonuses earned under the 2006 Executive Cash Bonus Plan through September 30, 2006. The increased milestones became effective for the fourth quarter of 2006.

2007 Executive Cash Bonus Plan.

In March 2007, the Board adopted the Company’s Executive Cash Bonus Plan for 2007. The structure of the 2007 Executive Cash Bonus Plan is similar to that of the 2006 Executive Cash Bonus Plan, with new quarterly and annual revenue and EBITDA target levels. The 2007 Executive Cash Bonus Plan also doubles the percentages of base salary payable to Executives at each level under the plan. Therefore, under the 2007 Executive Cash Bonus Plan, if the Company achieves the Bronze level, each of the Executives will receive bonuses equal to up to an aggregate of 40% of base salary. If the Company achieves the Silver level, each of the Executives will receive bonuses equal to up to an aggregate of 80% of base salary. If the Company achieves the Gold level, each of the Executives will receive quarterly and/or annual bonuses equal to up to an aggregate of 80% to 200% of base salary, depending on the exact amount of revenue received and EBITDA obtained by the Company. Similar to the 2006 Plan, if the Company achieves the Platinum level, each of the Executives will receive the Gold level bonus plus a ratable portion of 10% of the amount by which the EBITDA for the year, less excess capital expenses, exceeds the top range of the EBITDA milestone for the Gold level.

Long-term Equity Incentives

General.  We provide the opportunity for our named executive officers and other executives and employees to earn long-term equity incentive awards. Prior to the closing of our initial public offering, such awards consisted of stock options granted pursuant to our 2000 Stock Option Plan, or 2000 Plan. Following the completion of our initial public offering, such awards are granted pursuant to the terms of our 2006 Equity Incentive Plan, or 2006 Plan. Long-term incentive awards provide employees, including our Executives, with the incentive to stay with the Company for longer periods of time, as well as align the interests of such employees with the stockholders of the Company. The Board reviews long-term equity incentives for our Executives on a regular basis, at least annually. To date our long-term equity incentive awards have consisted solely of grants of stock options.

Stock Options.  Our long-term equity incentive program is based on stock option grants that are individually negotiated in connection with employment agreements, as well as subsequently granted during the executives’ employment with the Company. We have traditionally used stock options as the form of long-term equity incentive grant because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests than outright stock awards and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards.

The Board and the Compensation Committee each generally considers stock-option grants to employees, including executive officers, in light of each employee’s performance in deriving long-term value for the Company, his or her existing equity stake in the Company and the competitiveness of a proposed grant with respect to awards made to similarly situated employees in our market.

As of December 2006, we instituted a procedure pursuant to which stock option grants to our executive officers are only made on a quarterly basis, on the third trading day after the regular release of material non-public information as part of the Company’s quarterly earnings releases. We believe this procedure substantially takes the discretion out of the timing of grants of stock options to our executives. Prior to instituting this procedure, stock options were granted to our executive officers by the Board on a monthly basis at its regularly scheduled meetings.

Change in Control Benefits

General.  We provide certain of our Executives with change in control benefits under their employment agreements. Specifically, we provide for the acceleration of vesting of certain outstanding stock options in the event of an involuntary termination of employment in connection with a change of control of the Company. These arrangements are intended to promote continuity of management and to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive to consideration and execution of an arrangement that results in a change of control of the Company, particularly where the services of these individuals may not be required by the acquiror.

Executive Benefits and Perquisites

General.  All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. Our named executive officers are also eligible to participate in the Company’s Employee Stock Purchase Plan, or ESPP. These plans are available to all full-time salaried employees and do not discriminate in favor of executive officers.

Our ESPP is intended to encourage employees to continue in our employ and to motivate employees through an ownership interest in the Company. Under our ESPP, employees may purchase shares of our common stock at a discount to the market price, subject to certain limits, with the objective of allowing employees to profit when the value of our common stock increases over time.

It is generally our policy to not extend significant perquisites to our named executive officers that are not available to our employees generally. We have no structured perquisite benefits for any named executive officer or other executives, and we currently do not provide any deferred compensation programs or supplemental pensions to any named executive officer or other executives. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Stock Ownership Guidelines

General.  Stock ownership guidelines have not been implemented by the Board for our Executives. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services provided to us by our named executive officers.

Summary Compensation Table(1)

						Non-Equity
				Stock	Option	Incentive Plan
		Salary	Bonus	Awards(2)	Awards(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

R. Jordan Greenhall	2006	$211,187	$100,000	$—	$185,587	$175,870	$672,644
CEO and Chairman
John A. Tanner(5)	2006	$228,125	$100,000	$92,453	$247,450	$190,699	$858,727
CFO
Kevin Hell	2006	$228,125	$—	$16,150	$—	$190,699	$434,974
President
David J. Richter	2006	$228,125	$100,000	$110,021	$100,011	$190,699	$728,856
General Counsel and SVP, Corporate Development
Chris Russell CTO	2006	$211,875	$—	$19,005	$79,324	$174,675	$484,879

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006 under SFAS No. 123R for shares of common stock issued upon exercise of stock options prior to the vesting date of such options. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(3)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006 under SFAS No. 123R for outstanding options to purchase shares of our common stock. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(4)	Represents amounts earned pursuant to our 2006 Executive Cash Bonus Plan.

(5)	Mr. Tanner has informed the Company that he will resign as the Company’s Chief Financial Officer as of the end of May 2007.

Potential Payments Upon Change In Control

We are not obligated to make any cash payments to any Executives in the event their employment is terminated by us or by the Executive, whether or not for cause or good reason, or in the event of death or disability. The following table sets forth potential benefits to be received by our named executive officers upon a change in control event assuming such event occurred as of December 31, 2006.

		Termination in
		Connection with
Name	Benefit	Change in Control

John A. Tanner(1),(3)	Option Awards	$2,749,387
Kevin Hell(1)	Option Awards	$523,099
David J. Richter(2),(3)	Option Awards	$1,586,849

(1)	Pursuant to Mr. Tanner’s and Mr. Hell’s employment agreements with the Company, if during their employment with us we undergo a change in control and Mr. Tanner or Mr. Hell, respectively, is not offered a comparable position with the surviving entity, any then unvested portion of the stock options held by Mr. Tanner or Mr. Hell, as applicable, will vest immediately prior to such change in control.

(2)	Pursuant to Mr. Richter’s offer letter with the Company, if Mr. Richter is involuntarily terminated (which would include a voluntary termination following reduction in his duties or compensation), as set forth in the offer letter, within six months prior to a change in control, any then unvested portion of Mr. Richter’s stock options will vest immediately upon announcement of such change in control and he will have up to one year thereafter to exercise those options.

(3)	In May 2005, we entered into a letter agreement pursuant to which, subject to certain specified limitations, in the event that any payments or benefits are received by either Mr. Richter or Mr. Tanner in connection with a change in control and such payments or benefits are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will immediately pay to each of Mr. Richter and Mr. Tanner an additional amount, or gross-up payment, such that the net amount retained by each of them, after deduction of any excise tax on their payments or benefits and any federal, state and local income and employment taxes and excise tax upon the gross-up payment, will be equal to the payments or benefits that each of them was entitled to receive absent such excise taxes.

Grants Of Plan-Based Awards (1)

The following table summarizes our awards made to our named executive officers under any plan in 2006.

		All Other Option
		Awards: Number of		Grant Date Fair
		Securities	Exercise or Base	Value of Stock and
		Underlying Options	Price of Option	Option Awards(2)
Name	Grant Date	(#)	Awards ($/Sh)	($)

R. Jordan Greenhall	2/23/06	37,500	$2.00	$185,587
John A. Tanner	2/23/06	50,000	$2.00	$247,450
David J. Richter	2/23/06	37,500	$2.00	$185,587
Chris Russell	3/23/06	75,000	$3.00	$371,445

(1)	In February 2006, the Board of Directors approved the Company’s 2006 Executive Cash Bonus Plan described under “Executive Cash Bonus Plan” above. If the Company achieved the Bronze level, each of the Executives would be entitled to receive bonuses equal to up to an aggregate of 20% of base salary. If the Company achieved the Silver level, each of the Executives would be entitled to receive bonuses equal to up to an aggregate of 40% of base salary. If the Company achieved the Gold level, each of the Executives would be entitled to receive bonuses equal to up to an aggregate of 40% to 100% of base salary, depending on the exact amount of revenue received and EBITDA obtained by the Company. If the Company achieved the Platinum level, each of the Executives would be entitled to receive the Gold level bonus plus a ratable portion of 10% of the amount by which the EBITDA for 2006, less excess capital expenses, exceeded the top range of the EBITDA milestone for the Gold level. There were no threshold, target or maximum payout levels under the 2006 Executive Cash Bonus Plan. The actual amount earned by the Executives in 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation table above.

(2)	Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2006. Certain options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

Option Awards(1)							Stock Awards
							Equity		Equity Incentive
							Incentive		Plan Awards:
							Plan Awards:		Market or
		Number of		Number of			Number of		Payout Value of
		Securities		Securities			Unearned		Unearned
		Underlying		Underlying	Option		Shares, Units		Shares, Units or
		Unexercised		Unexercised	Exercise	Option	or Other Rights		Other Rights
		Options (#)		Options (#)	Price	Expiration	That Have		That Have
Name	Grant Date	Exercisable		Unexercisable	($)	Date	Not Vested		Not Vested

R. Jordan Greenhall	2/23/06	37,500		—	$2.00	2/22/16	—		—
John A. Tanner	2/23/06	50,000		—	$2.00	2/22/16	123,457	(2)	$2,749,387
Kevin Hell	12/01/02	60,355		—	$0.12	11/30/12	—		—
	9/10/03	17,351	(3)	—	$0.12	9/11/13	—		—
	10/3/03	17,351	(4)	—	$0.12	10/2/13	—		—
	4/7/04	19,074	(5)	—	$0.12	4/6/14	—		—
	1/12/05	40,000	(6)	—	$0.80	1/11/15	—		—
David Richter		—		—	$—	—	70,312	(2)	$1,586,849
Chris Russell	3/23/06	75,000	(7)	—	$3.00	3/22/16	24,845	(2)	$551,038

(1)	Initial option grants to Executives typically vest 25% on the first anniversary of employment and ratably over a three year period thereafter, based on continued employment. The Board has determined such practice to be consistent as a general matter with industry standards. All grants of stock options to our Executives, as well as to other executive officers and employees, are granted with exercise prices equal to the fair market value of our common stock on the respective grant dates. The fair market value is determined on the basis of the closing sales price on the Nasdaq Global Market for the date of grant. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Stock-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company does not grant options at a discount to fair market value or reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. The Company does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price.

(2)	Represents shares of common stock subject to repurchase by the Company as of December 31, 2006 that were issued upon exercise of stock options prior to the vesting date of such options.

(3)	7,292 of the shares subject to such option were unvested but exercisable as of December 31, 2006.

(4)	7,292 of the shares subject to such option were unvested but exercisable as of December 31, 2006.

(5)	8,209 of the shares subject to such option were unvested but exercisable as of December 31, 2006.

(6)	20,834 of the shares subject to such option were unvested but exercisable as of December 31, 2006.

(7)	All of the shares subject to such option were unvested but exercisable as of December 31, 2006.

Option Exercises And Stock Vested

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, during 2006 by each of our named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on	Exercise(2)	Acquired on Vesting	Vesting(4)
Name	Exercise (#)(1)	($)	(#)(3)	($)

R. Jordan Greenhall	—	$—	—	$—
John A. Tanner	—	$—	61,728	$598,813
Kevin Hell	—	$—	22,162	$37,881
David Richter	12,500	$12,500	53,907	$612,795
Chris Russell	6,250	$6,250	11,406	$148,204

(1)	Reflects the exercise of options to purchase 37,500 shares by Mr. Richter, of which 25,000 were unvested and subject to repurchase by the Company at the time of exercise; reflects the exercise of options to purchase 42,500 shares by Mr. Russell, of which 36,250 were unvested and subject to repurchase at the time of exercise. Shares of common stock acquired upon the exercise of unvested options are reflected in the column entitled “Number of Shares Acquired on Vesting (#)” as such shares vest.

(2)	The value realized on exercise is equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

(3)	Represents the number of shares of common stock that vested during 2006 which were originally acquired upon the exercise of stock options prior to the vesting date of such options.

(4)	The value realized on vesting is equal to the value of the underlying shares of common stock on each vesting date, without taking into account any taxes that may be payable in connection with the transaction.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2006, with respect to all of our equity compensation plans in effect on that date.

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights	and Rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	2,086,730	$5.77	6,900,703
Equity compensation plans not approved by stockholders(2)	—	—	—

Total	2,086,730	$5.77	6,900,703

(1)	Includes the 2000 Plan, 2006 Plan and 2006 Employee Stock Purchase Plan. 445,617 shares under column (c) are attributable to the 2006 Employee Stock Purchase Plan.

(2)	As of December 31, 2006, we did not have any equity compensation plans that were not approved by our stockholders.

Director Compensation

We have not provided cash compensation to directors for their services as directors or members of committees of our Board. However, we have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of our Board. From time to time in the future we may provide cash, equity or other compensation to our non-employee directors for their services as directors or members of committees of our Board.

Under our 2006 Plan, directors are eligible to receive stock option grants at the discretion of the Compensation Committee or the Board.

No member of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Prior to establishing the Compensation Committee, our full Board made decisions relating to compensation of our executive officers.

In April 2006, we granted to Mr. Gerson an option to purchase an additional 20,000 shares of our common stock at an exercise price of $5.00 per share, of which 5,000 shares shall vest on the one year anniversary of the vesting commencement date for the option grant and the remainder will vest monthly over the following three years. If we undergo a change of control while Mr. Gerson remains one of our directors, Mr. Gerson will be entitled to one year of accelerated vesting of his then unvested shares.

In January 2006, we granted to Mr. McGurk an option to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $1.80 per share, of which 12,500 shares will vest on the one-year anniversary of the vesting commencement date for the option grant and the remainder will vest monthly over the following three years.

The following table summarizes compensation that our directors earned during the fiscal year 2006 for services as members of our Board.

Options
	Awards	Total
Name	($)(1)	($)

R. Jordan Greenhall	—	—
Frank Creer	—	—
Fred Gerson	$106,800	$106,800
Christopher McGurk	$213,000	$213,000
Jerry Murdock	—	—
Jérôme J-P. Vashisht-Rota	—	—

(1)	Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2006 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R, “Share Based Payment.” Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.” The actual amount ultimately realized by a director will likely vary based on a number of factors.

Transactions With Related Persons

The Audit Committee is charged with reviewing and approving any related-person transactions. In considering related-person transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and any other amounts he or she may be required to pay in actions, suits or proceedings which he or she is or may be made a party to threatened to be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are DivX stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to DivX, Inc., 4780 Eastgate Mall, San Diego, California 92121, Attn: Investor Relations Department or contact the Company’s Investor Relations Department at (858) 882-0610. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David J. Richter
Secretary

April 30, 2007

DIVX, INC.
4780 Eastgate Mall

San Diego, California 92121

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2007
      The undersigned hereby appoints R. Jordan Greenhall and John A. Tanner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of DivX, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DivX, Inc. to be held at the Institute of the Americas, University of California, San Diego Campus, 10111 North Torrey Pines Road, La Jolla, California on June 4, 2007, at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.
(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
DIVX, INC.
June 4, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â

20230000000000000000 0	060407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						For	Against	Abstain
1. To elect two Class I directors to hold office until the 2010 Annual Meeting.				2.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

NOMINEES
☐	FOR ALL NOMINEES	¢	R. Jordan Greenhall
		¢	Christopher McGurk
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)			Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.